Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                                 Three               Twelve
                              Months Ended        Months Ended
                             June 30, 2000        June 30, 2000
                            ---------------     ----------------

                                Actual                Actual
                            ---------------     ----------------

Operating Revenues            $ 34,208,988       $ 133,951,571
                            ---------------     ---------------

Operating Expenses:

Purchased Gas                   38,590,642         129,909,241
Purchased Electric                 459,090           1,775,330
Operation                        1,171,920           5,135,200
Depreciation, Depletion
   & Amortization                   50,319             199,855
Franchise & Other Taxes             51,633             458,997
                            ---------------     ---------------
                                40,323,604         137,478,623
                            ---------------     ---------------

Operating Income                (6,114,616)         (3,527,052)
                            ---------------     ---------------

Interest Income                    189,050             424,777
Interest Expense                   252,368             362,988
                            ---------------     ---------------

Net Income Before Taxes         (6,177,934)         (3,465,263)
                            ---------------     ---------------

Income Taxes:

Federal                           (242,164)            803,708
State                              127,633             148,963
Deferred                        (2,071,173)         (2,197,870)
                            ---------------     ---------------
                                (2,185,704)         (1,245,199)
                            ---------------     ---------------

Net Income                    $ (3,992,230)       $ (2,220,064)
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